WILTEK, INC.
                                    542 WESTPORT AVENUE
                                NORWALK, CONNECTICUT  06851


                          NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


    The annual meeting of Shareholders of Wiltek, Inc. will be held at the Company's headquarters, 542 Westport Avenue, Norwalk, Connecticut on Friday, March 27, 1998 at 3:00 P.M., for the following purposes:


1. The election of five directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and have qualified.

2. The transaction of such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The date fixed by the Board of Directors as the record date for the determination of the shareholders entitled to notice of and to vote at said Annual Meeting or any adjournment or adjournments thereof is the close of business on January 30, 1998.


               By Order of the Board of Directors,


                              Boris Frenkiel
                              Secretary

Dated:   February 1, 1998


SHAREHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING PERSONALLY, ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO HAVE RETURNED THEIR PROXIES, BUT WHO ATTEND THE MEETING IN PERSON MAY VOTE AT THE MEETING, IF THEY WISH.

















                                      WILTEK, INC.
                                 542 WESTPORT AVENUE
                              NORWALK, CONNECTICUT 06851

                                    PROXY STATEMENT

                           Annual Meeting of Shareholders

                                    March 27, 1998

                       SOLICITATION AND REVOCATION OF PROXIES

This proxy statement is furnished in connection with the solicitation of proxies by the Directors of Wiltek, Inc. (the "Corporation") for use at its Annual Meeting of Shareholders, to be held on Friday, March 27, 1998, and will be mailed to shareholders on or about February 1, 1998.
The Annual Meeting is called for the purposes of electing directors and conducting such other business as may properly come before the meeting. Any proxy given pursuant to this solicitation may be revoked by the person executing the same by written instruction given to the Secretary of the Corporation at any time prior to its exercise; by filing a later dated proxy with the Secretary; or by revoking same, orally, in open meeting, but mere attendance at the meeting will not effect such a revocation.

Solicitation of proxies by management will be made by mail and may also be made by telephone and personal solicitation by the Corporation's officers, Directors or regular employees, who will receive no remuneration therefor. The cost of such solicitation will be borne by the Corporation. In addition, the Corporation will request banks, brokers or other persons holding shares in their names or the names of their nominees to distribute proxies, proxy material and annual reports to the beneficial owners of such shares, and will reimburse such persons for their reasonable out-of-pocket expenses incurred in making such distribution.

A copy of the Corporation's Annual Report to Shareholders, including its report on Form 10-KSB containing certified financial statements for the fiscal year ended October 31, 1997 and management's discussion and analysis, is included herewith, but is not to be considered as a part of the proxy soliciting materials except for the financial statements and management's discussion and analysis contained therein, which are hereby incorporated herein by reference.

                                  VOTING RIGHTS

Only holders of shares of Common Stock of record at the close of business on January 30, 1998, are entitled to vote at the meeting. On that date, there were 3,848,128 shares of Common Stock outstanding and entitled to vote, each such share having one vote. There are no cumulative voting rights. All properly executed proxies received at or prior to the meeting will be voted pursuant to the instructions set forth therein, and, if no instructions are given, will be VOTED FOR ALL management proposals.






SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 30, 1998, the shares of Common Stock beneficially owned by (a) each beneficial owner of 5% or more of the Common Stock of the Corporation and (b) Management, including: each director and nominee for director; each executive officer named in the Executive Compensation Section and all officers and directors as a group.

Title of       Name and Address of     Amount and Nature of     % of
 Class         of Beneficial Owner     Beneficial Ownership     class

Common Stock   Jay W. Fitzpatrick       365,493 (1) (3) (6)      9.3
                   9 Mead Lane
             Hilton Head Island, SC
                     29926

Common Stock  F. Spencer Pooley         330,704 (1) (3) (6)      8.4
              60 Canterbury Ct. #646
              Orange Park, FL  32065
                    330,704

Common Stock  Boris Frenkiel            265,763 (1) (4) (6)     6.9
              241 Catalpa Rd.
              Wilton, CT  06897


Common Stock  Graeme MacLetchie        338,439 (1) (5) (6) (7)  8.6
              1 Dunham Place
              Irvington, NY
                  10533

Common Stock  David S. Teitelman      263,341  (1) (2) (8)      6.6
              14 Clinton Street
              Fairfield, CT  06430


Common Stock  All officers and     1,896,079   (6)             42.6
              directors as a group-
                 (8 Persons)

(1)Director and Nominee for Director of the Corporation.
(2)Officer of the Corporation.
(3) Includes 75,000 shares issuable within 60 days upon exercise of employee stock options.
(4) Includes 15,000 shares issuable within 60 days upon exercise of employee stock options.
(5)Includes 5,000 shares owned by his wife, as to which beneficial ownership is disclaimed.
(6) The nature of beneficial ownership of all shares is the sole voting and investment power unless otherwise indicated.
(7) Includes 70,000 shares issuable within 60 days upon exercise of non-employee stock options.
(8)Includes 156,000 shares issuable within 60 days upon exercise of employee stock options.

         INFORMATION WITH RESPECT TO NOMINEES FOR ELECTION AS DIRECTORS

The following table sets forth the slate of nominees proposed for election as Directors; the present principal occupation, including position, if any, with the Corporation, of each nominee; his age and his business experience during the past five years. The table below is based in part on information received from the respective nominees and in part from the records of the Corporation. Each of the persons named is an incumbent director previously elected by the shareholders.

Jay W. Fitzpatrick, 56, has served in the positions as President, Treasurer and Director of the Corporation since 1983 and Chairman of the Board since 1994. On March 6, 1995, due to medical reasons he resigned as President and Treasurer.

F. Spencer Pooley, 57, had served as Vice President of the Corporation since 1970. He was appointed to Wiltek's Board of Directors in 1994. April 30, 1996, he retired as Vice President.

Boris Frenkiel, 58, had served as Vice President of the Corporation since 1983. He was appointed to Wiltek's Board of Directors in 1994. On March 21, 1997, he retired as Vice President.

Graeme MacLetchie, 60, had been Senior Vice President of C. J. Lawrence Deutsche Bank Securities Corporation from 1970 to 1995, and presently he is a Vice President of BT Alex Brown, Inc., an investment securities company. He was appointed to Wiltek's Board of Directors in 1994.

David S. Teitelman, 41, has served as President and CEO since 1995. He was appointed to Wiltek's Board of Directors in 1997.

The persons named in the accompanying proxy will, unless proxies are marked otherwise, vote for the election as directors of the four nominees named above. Such nominees, if elected, will hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified. It is not anticipated that any of the nominees will be unavailable to serve as a Director of the Corporation, but if that contingency should arise prior to the election, the persons name in the accompanying proxy, when voting at the meeting, are authorized to substitute another person chosen by the Corporation's Board of Directors.

              INFORMATION REGARDING THE BOARD AND ITS COMMITTEES

There are currently two committees of the Board of Directors, an Audit Committee and a Compensation committee. The Board of Directors does not have a Nominating Committee. The Audit Committee, of which Graeme MacLetchie is the sole member, recommends to the Board of Directors the engagement of the independent accountants and reviews with the independent accountants the scope and results of the audit, the Corporation's internal accounting system and the recommendations of the independent accountants with respect to accounting matters. The Committee met once during fiscal 1997. The Compensation Committee, of which Graeme MacLetchie is the sole member, determines executive salary and bonuses. The Committee met once during fiscal 1997.

During the 1997 fiscal year the Board of Directors held five meetings. All of the directors attended 75% or more of the total meetings of the Board of Directors and all Committees of which he or she was a member.

Directors of the Corporation who are not full-time employees receive a fee of $500 per quarter for their services as director, payable in advance, and are entitled to reimbursement of expenses for attendance at meetings. There are no fees payable for attendance at meetings of the Board or its Committees.



                                 EXECUTIVE COMPENSATION

The following table sets forth information with respect to cash compensation, paid or accrued by the Corporation for its last three fiscal years each ended October 31, to its executive officers whose aggregate cash and cash equivalent forms of remuneration in fiscal 1997 exceeded $100,000, and for all executive officers as a group.

                                 Annual Compensation


Name and Principal      Year       Salary          Total Stock Holdings
Position                         (In Dollars)         as of 10/31/97

David S. Teitelman      1997       132,000               90,100
   President            1996       129,100               90,100

David Holst-Grubbe      1997       139,500               14,418
Vice President, Sales

All Executive Officers
 as a Group (6 persons) 1997       554,600              678,375
                        1996       299,200              887,050
                        1995       525,700              868,050

100,000 shares of common stock was granted from the 1994 Employee's Stock Option Plan to two of the Executive Officers of the Corporation during the Fiscal Year ended October 31, 1997 and no Executive Officer of the Corporation had any "in the money" options at the end of said Fiscal Year. There are in effect employment agreements with Messrs. Teitelman, Bunce, Carathanasis, and Holst-Grubbe providing for employment for one year from December 31, 1997, at an annual base compensation of $120,000 for Mr. Teitelman, and $90,000 for Messrs. Bunce, Carathanasis, and Holst-Grubbe. These agreements are terminable, but except for certain circumstances, upon such termination the officer will be entitled to severance payments equal to one-quarter to one-half of their last pertaining annual base compensation rate. The employment agreements as in effect during fiscal 1997 did not preclude the payment of bonuses in addition to the specified base compensation.












                             EMPLOYEE BENEFIT PLANS

                               401(k) Pension Plan

The Wiltek, Inc. 401 (k) Pension Plan, adopted as of November 1, 1985, is available to all employees who have been in the Corporation's employ for six months. Each participant in the plan may elect to contribute up to 15% of his or her compensation pursuant to a Salary Reduction Agreement. Contributions by the one-third most highly compensated participants may be limited to less than 15% in accordance with statutory restrictions of 401 (k) plans. The Corporation may, in its sole discretion, elect to make a matching contribution of up to two-thirds of each participant's contribution. Each participant directs the investment of the contributions for his or her account in shares of one or more of four Phoenix Series funds. Upon retirement or termination of employment, the full value of the shares in such participants' account is paid in cash to the participant in a single lump sum. In the event of the death of a participant, the payment is made to his or her designated beneficiary, if any, who may elect payment to be made in the form of an annuity.


                               Stock Option Plans
1983 and 1988 Stock Options

An aggregate of 52,000 shares of the Common Stock of the Corporation is reserved for issuance pursuant to the 1983 Stock Option Plan, (the "1983 Plan"), which expired June 8, 1988 and an aggregate of 176,500 shares of the Common Stock of the Corporation is reserved for issuance pursuant to the 1988 Stock Option Plan, (the "1988 Plan"), which expired June 6, 1993. Since both of these plans had expired prior to the commencement of Fiscal 1997, no options were available for grant during the Fiscal Year ending October 31, 1997.

Under both the 1983 and 1988 Plans, the Board of Directors, acting upon the recommendation of the Compensation Committee, composed of Directors not eligible to receive options, granted options for the purchase of shares at an option price not less than the fair market value at date of grant. Upon exercise under either Plan, the full purchase price is to be paid in cash except that, if so authorized in writing in advance by the Committee, payment may also be made in outstanding shares of Wiltek common stock, or a combination of shares and cash.

Options issued under both Plans are either incentive stock options (ISO's) or nonqualified stock options (NQSO's); have option terms of 10 years, or less; and are non-transferable, except by testamentary disposition or the laws of descent and distribution. While NQSO's may be exercised in full or in part at any time, ISO's may not be exercised for a period of one year after the date of grant and expire unless exercised within three months (or in the case of death or disability, one year) following termination of employment. NQSO's expire ten days later than ISO's. Under the 1988 Plan, grants of options to any one employee which first become exercisable in any given calendar year were limited to stock having a fair market value, at the date of grant, of no more than $100,000.00.




               No Stock Options Exercised Under `83 and `88 Plans

No options were exercised by, any officers and/or employees during the three year period ending October 31, 1997. As of October 31, 1997 there were no options outstanding at an exercise price lower than the fair market value of the stock and no options granted by the Corporation have been repriced during the last completed fiscal year.

1994 Stock Options

The 1994 Employee's Stock Option Plan authorizing 750,000 shares and 1994 Non-Employee Directors'/Officers' Stock Option Plan authorizing 100,000 shares was approved by the shareholders at the annual meeting held on March 28, 1995.

An aggregate of 519,800 shares and 70,000 shares of common stock of the corporation are reserved for issuance pursuant to the 1994 Stock Option Plan (the "1994 Plan") respectively, which will expire on August 23, 1999.

Both Plans were created to give a proprietary interest in the company to those key employees, present and future Directors/Officers who are not employees but whose performance strongly influences the company's success; to stimulate their efforts on behalf of the stockholders and the company; to retain their services; and to attract to the company other individuals of outstanding ability.

The Plan authorizes the Compensation Committee, composed of Directors ineligible to receive options, to grant options, through August 23, 1999, to eligible employees and non-employees (the D/O) at a purchase price not less than the fair market value at the date of the grant. Options granted under the Plan may be in the form of "Incentive Stock Options", ("ISO's"), or options which do not qualify as ISO's, ("NQSO's"). Grants of options to any one employee which, under the terms of the Plan, first become exercisable in any given calendar year may not be made with respect to stock having a fair market value of more than $100,000.

Upon exercise of the option, the full purchase price is to be paid in cash, except that, if so authorized in advance by the Committee, payment may be made in outstanding shares of Wiltek, Inc. stock, or in a combination of such shares and cash.

The option term may not exceed a period of 10 years. While NQSO's may be exercised in full or in part at any time, ISO's may not be exercised for a period of one year after the date of grant and no employee may exercise in any one calendar year, ISO's exercisable for the first time, with respect to stock having a fair market value of more than $100,000. ISO's terminate unless exercised within three months following termination of employment, except that if the termination is for disability or death the period is one year. NQSO's terminate ten days later than ISO's. Options are non-transferable, except by testamentary disposition or the laws of descent and distribution. Upon the expiration or termination of an option, the shares which were set aside for the exercise of such option again become available for the grant of new options thereon.






Stock Options Exercised Under the 1994 Plan

10,000 shares of common stocks were exercised during fiscal year 1997. As of October 31, 1997, 519,800 shares of employees and 70,000 shares of non-employee options were outstanding at an exercise price lower than the fair market value of the stock. No options granted by the Corporation have been repriced during the last completed fiscal year.


                              INDEPENDENT ACCOUNTANTS


Grant Thornton LLP acted as the Corporation's independent accountants in the audit of its books and accounts for the fiscal year which ended October 31, 1997, and has been retained to act as such independent accountants for the current fiscal year ending October 31, 1998. Representatives of Grant Thornton LLP are expected to be present at the meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.



SHAREHOLDER PROPOSALS


Proposals of shareholders submitted for consideration at the 1999 Annual Meeting of Shareholders must be received by the Corporation no later than October 18, 1998 in order to be included in the proxy statement and proxy card for that meeting.


                                  OTHER MATTERS


As of the date of this Proxy Statement, the management has no knowledge of any other business to be presented to the meeting, but if other business is properly brought before the meeting the persons named in the Proxy will vote according to their discretion.


By Order of the Board of Directors,



                        Boris Frenkiel
                        Secretary



WILTEK, INC.
542 WESTPORT AVENUE
NORWALK, CONNECTICUT  06851